Exhibit 5.1

McGuireWoods LLP 201 North Tryon Street Suite 3000 Charlotte, NC 28202-2146 Phone: 704.343.2000 Fax: 704.343.2300 www.mcguirewoods.com

January 24, 2024

Avenue Therapeutics, Inc.

1111 Kane Concourse, Suite 301

Bay Harbor Islands, FL 33154

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Avenue Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and resale by certain selling stockholders of the Company of up to 33,080,598 shares of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”), consisting of (i) 16,540,299 shares of the Company’s Common Stock issuable upon exercise of the Company’s outstanding Series A Warrants to purchase Common Stock previously issued to the selling stockholders (the “Series A Warrant Shares”) and (ii) 16,540,299 shares of Common Stock issuable upon the exercise of the Company’s outstanding Series B Warrants to purchase Common Stock previously issued to the selling stockholders (the “Series B Warrant Shares” and, together with the Series A Warrant Shares, the “Securities”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. The Securities are described in the Registration Statement. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined:

(a)           the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC;

(b)           the prospectus contained in the Registration Statement (the “Prospectus”); and

(c)           the Series A Warrants to purchase Common Stock (the “Series A Warrants”); and

(d)           the Series B Warrants to purchase Common Stock (the “Series B Warrants”); and

(e)           the form of Certificate of Amendment to the Company’s Third Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware, substantially in the form filed as Exhibit 3.1 to the Registration Statement (the “Certificate of Amendment”) and, together with the Series A Warrant and the Series B Warrant, the “Subject Documents”).

Avenue Therapeutics, Inc.

January 24, 2024

In addition, we have examined and relied upon the following:

(i)            a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Third Amended and Restated Certificate of Incorporation of the Company and Second Amended and Restated Bylaws of the Company, each as in effect the date hereof and as amended to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company; and (2) the Securities issued and issuable by the Company;

(ii)           a certificate dated January 24, 2024 issued by the Secretary of State of the State of Delaware, attesting to the corporate status of the Company in the State of Delaware; and

(iii)          originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)           Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)           Signatures. The signatures of individuals who signed the Subject Documents are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c)           Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)           Subject Documents. All parties to the Subject Documents have the requisite power and authority (corporate or otherwise) to enter into and perform all obligations under such agreements or instruments, that the Subject Documents have been duly authorized by all requisite action (corporate or otherwise) and executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties, except that no such assumptions are made with respect to the Company.

(e)           Registration. The Registration Statement shall have been declared effective under the Securities Act, and such effectiveness shall not have been terminated or rescinded.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that upon the effectiveness of the Certificate of Amendment, the Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Subject Documents, will be validly issued, fully paid and non-assessable.

Avenue Therapeutics, Inc.

January 24, 2024

Our opinions set forth above are limited to the Applicable Law, and we do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP